Exhibit 99.1

Amedica Corporation Appoints New President and Chief Executive Officer

SALT LAKE CITY, September 30, 2014 — Amedica Corporation (Nasdaq:AMDA), a commercial biomaterial company focused on using its Silicon Nitride technology platform to develop, manufacture and sell a broad range of medical devices, is pleased to announce its Board of Directors has elected B. Sonny Bal, MD, JD, MBA, to serve as its President and Chief Executive Officer effective September 30, 2014. Dr. Bal has served as a member of Amedica’s Board of Directors since February 2012, and as its Chairman since August 20, 2014. Dr. Bal succeeds Eric K. Olson as President and Chief Executive Officer of Amedica effective September 30, 2014.

“Dr. Bal brings a truly unique set of skills and leadership abilities to Amedica at this important time in its history,” said Jeff White, a member of Amedica’s Board of Directors. “He is a skilled and thought-leading clinician as well as a professor of orthopaedic surgery, a licensed attorney, and a Kellogg MBA. The Company is truly fortunate to benefit from Dr. Bal’s unique clinical, business and leadership skills. Dr. Bal’s many years of clinical and scientific commitment to ceramics in orthopaedics and spine will make him an effective champion and leader for Amedica.”

Dr. Bal is Professor of Orthopaedic Surgery at the University of Missouri, Columbia, specializing in joint replacement surgery. His research interests include ceramic materials in orthopaedic surgery, and bioactive glasses. He also serves as Adjunct Professor of Material Sciences at the Missouri Science and Technology University, at Rolla, Missouri. Dr. Bal is a member of the American Academy of Orthopaedic Surgeons, the American Association of Hip and Knee Surgeons, and the Association of Bone and Joint Surgeons. He is a life member of the International Society of Technology in Arthroplasty, and serves on the editorial board of several peer-refereed orthopaedic journals. He has published extensively on the biomedical applications of silicon nitride ceramics, and continues that work, with presentations at scientific forums worldwide.

In addition to guiding Amedica on the commercialization of silicon nitride ceramic, Dr. Bal also leads the company’s Adult Reconstructive and Spine Medical Advisory Boards.

Dr. Bal received his MD degree from Cornell University; MBA degree from Kellogg Business School at Northwestern University, and the JD degree from the University of Missouri, with fellowship training in joint replacement surgery from Massachusetts General Hospital, Harvard University. He is a licensed attorney who co-founded the BalBrenner law firm in North Carolina. In both the private and academic practice of orthopaedic surgery, he has successfully managed large, multi-million dollar clinical practices for 20 years.

“I am truly honored and excited to leverage my entire skill set in helping the Company explore important new clinical and commercial avenues,” said Dr. Bal. “I look forward to helping Amedica realize the great potential of its silicon nitride platform.”

About Amedica Corporation

Amedica is a company focused on the development and application of medical-grade silicon nitride ceramics. Amedica markets spinal fusion products and is developing a new generation of orthopaedic bearings for hip and knee arthroplasty.

Amedica operates an ISO 13485 certified manufacturing facility and its spine products are FDA cleared, CE marked, and currently marketed in the U.S. and select markets in Europe and South America.

Forward-Looking Statements

This press release contains statements that constitute forward-looking statements within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, as amended by the Private Securities Litigation Reform Act of 1995. Forward-looking statements contained in this press release include the intent, belief or current expectations of Amedica and members of its management team with respect to Amedica’s future business operations, as well as the assumptions upon which such statements are based. Forward-looking statements include specifically, but are not limited to, the timing of the closing of the private placement and the amount of gross proceeds and the use of net proceeds from the financing and such statements are subject to risks and uncertainties such as the timing and success of new product introductions, physician acceptance, endorsement, and use of Amedica’s products, regulatory matters, competitor activities, changes in and adoption of reimbursement rates, potential product recalls, and effects of global economic conditions. Additional factors that could cause actual results to differ materially from those contemplated within this press release can also be found in Amedica’s Risk Factors disclosure in its Annual Report on Form 10-K, filed with the Securities and Exchange Commission (SEC) on March 31, 2014, and in Amedica’s other filings with the SEC. Amedica disclaims any obligation to update any forward-looking statements.

Contact:

Mike Houston

Director of Investor Relations

(801) 839-3534

mhouston@amedica.com